UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 22, 2016

Hilton Worldwide Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36243	27-4384691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7930 Jones Branch Drive, Suite 1100, McLean, Virginia 22102

(Address of Principal Executive Offices) (Zip Code)

(703) 883-1000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously disclosed by Hilton Worldwide Holdings Inc. (the “Company”), on August 18, 2016 Hilton Escrow Issuer LLC and Hilton Escrow Issuer Corp. (together, the “Escrow Issuers”), each an indirect subsidiary of the Company, issued $1.0 billion aggregate principal amount of 4.25% Senior Notes due 2024 (the “Notes”) under an Indenture, dated as of August 18, 2016, by and among the Escrow Issuers and Wilmington Trust, National Association, as trustee, and deposited the gross proceeds from the offering of the Notes, together with certain additional amounts (collectively, the “Escrowed Funds”) with Wilmington Trust, National Association, as escrow agent. On September 22, 2016, the conditions for the release of the Escrowed Funds were satisfied and the Escrowed Funds were released in accordance with the direction of the Escrow Issuers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILTON WORLDWIDE HOLDINGS INC.

By:	/s/ Kevin J. Jacobs
Name:	Kevin J. Jacobs
Title:	Executive Vice President and Chief Financial Officer

Date: September 23, 2016